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                                                                       EXHIBIT 5

             [SHANNON, GRACEY, RATLIFF & MILLER, L.L.P. LETTERHEAD]

                                  July 10, 2002

Calloway's Nursery, Inc.
4100 Airport Freeway, Suite 200
Fort Worth, Texas 76117-6200

                  Re:      Registration Statement on Form S-8 of
                           Calloway's Nursery, Inc.
Gentlemen:

         We are acting as counsel for Calloway's Nursery, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 1,180,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), in respect of the Calloway's Nursery, Inc. 1998 Stock Option Plan, the Calloway's Nursery, Inc. 1999 Stock Option Plan, the Calloway's Nursery, Inc. 2000 Stock Option Plan, and the Calloway's Nursery, Inc. 2001 Stock Option Plan (the "Plans"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Restated Articles of Incorporation, the Bylaws of the Company, as amended, and the Plans. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the Texas Business Corporation Act and the federal laws of the United States of America, it is our opinion that the Shares, when sold by the Company in respect of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the commission promulgated thereunder.

                                   Respectfully submitted,
                                   /s/ Shannon, Gracey, Ratliff & Miller, L.L.P. SHANNON, GRACEY, RATLIFF & MILLER, L.L.P.